EXHIBIT 11
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                  MGIC INVESTMENT CORPORATION AND SUBSIDIARIES
               STATEMENT RE COMPUTATION OF PER SHARE EARNINGS (1)
              For The Years Ended December 31, 2001, 2000 and 1999
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                                                2001              2000              1999
                                                ----              ----              ----
                                                   (In thousands, except per share data)
BASIC EARNINGS PER SHARE

Average common shares outstanding                  106,941           106,202           108,061
                                             ==============    ==============    ==============

Net income                                   $     639,137     $     541,999     $     470,201
                                             ==============    ==============    ==============

Net income per share                         $        5.98     $        5.10     $        4.35
                                             ==============    ==============    ==============

DILUTED EARNINGS PER SHARE

Adjusted shares outstanding:
   Average common shares outstanding               106,941           106,202           108,061
   Net shares to be issued upon
      exercise of common stock
      equivalents                                      854             1,058             1,197
                                             --------------    --------------    --------------
   Adjusted shares outstanding                     107,795           107,260           109,258
                                             ==============    ==============    ==============

Net income                                   $     639,137     $     541,999     $     470,201
                                             ==============    ==============    ==============

Net income per share                         $        5.93     $        5.05     $        4.30
                                             ==============    ==============    ==============



(1)   Per Statement of Financial Accounting Standards No. 128, "Earnings Per Share".
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